EXHIBIT 21.1

SUBSIDIARIES  OF  EMERITUS  CORPORATION

Acorn  Service  Corporation,  Washington  corporation
ALAI,  L.L.C.,  Arizona  corporation
EM  I,  L.L.C.,  Washington  limited  liability  company
EMAC  Corp.,  Delaware  corporation
EmeriCare,  Inc.,  Washington  corporation
EmeriCare  of  Arizona,  Inc.,  Washington  corporation
EmeriCare  of  Washington,  Inc.,  Washington  corporation
Emeritus  Employee  Leasing,  Inc.,  Washington  corporation
Emeritus  Home  Health,  Inc.,  Washington  corporation
Emeritus Management, L.L.C., Washington limited liability company Emeritus Management I, L.P., Washington limited partnership
Emeritus  Properties  I,  Inc.,  Washington  corporation
Emeritus  Properties  II,  Inc.,  Washington  corporation
Emeritus  Properties  III,  Inc.,  Washington  corporation
Emeritus  Properties  IV,  Inc.,  Washington  corporation
Emeritus  Properties  V,  Inc.,  Washington  corporation
Emeritus  Properties  VI,  Inc.,  Washington  corporation
Emeritus  Properties  VII,  Inc.,  Washington  corporation
Emeritus  Properties  VIII,  Inc.,  Washington  corporation
Emeritus  Properties  IX,  L.L.C.,  Washington  limited  liability  company
Emeritus  Properties  X,  L.L.C.,  Washington  limited  liability  company
Emeritus  Properties  XI,  L.L.C.,  Washington  limited  liability  company
Emeritus  Properties  XII,  L.L.C.,  Washington  limited  liability  company
Emeritus  Properties  XIII,  L.L.C.,  Washington  limited  liability  company
Emeritus  Properties  of  Illinois,  Inc.,  Washington  corporation
Emeritus Real Estate IV, L.L.C., Delaware limited liability company ESC G.P. I, Inc., Washington corporation
ESC  G.P.  II,  Inc.,  Washington  corporation
ESC  I,  L.P.,  Washington  limited  partnership
ESC  III,  L.P.,  Washington  limited  partnership
Fairfield Retirement Center L.L.C., Delaware limited liability company Grand Terrace L.L.C., Delaware limited liability company
Heritage  Hills  Retirement,  Inc.,  North  Carolina  corporation
Painted  Post  Partnership,  Pennsylvania  general  partnership
Painted  Post  Properties,  Inc.,  Washington  corporation
Ridgeland Assisted Living, LLC, Washington limited liability company Sanyo Emeritus Corporation, Osaka, Japan
TDC/Emeritus  Paso  Robles  Associates,  Washington  partnership